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Exhibit 5.2

Tyco Electronics Ltd.
Rheinstrasse 20
CH-8200 Schaffhausen
Switzerland

Zurich, 26 June 2009
368401/200/rm/x19457250.doc

Post-Effective Amendment to Registration Statement on Form S-3

Dear Sir or Madam

        We have acted as special Swiss counsel to Tyco Electronics Ltd. (the "Company") in connection with the change of the Company's place of incorporation from Bermuda to Switzerland by way of a discontinuance from Bermuda and a continuance as a Swiss corporation (Aktiengesellschaft) according to article 161 of the Swiss Code on Private International Law (the "Swiss Continuation").

        This opinion is being rendered at the request of the Company in connection with the Post-Effective Amendment No. 1 to the automatic shelf registration statement on Form S-3 (No. 333-152069) (the "Registration Statement") filed with the U.S. Securities and Exchange Commission on or about June 26, 2009 (the "Post-Effective Amendment", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of registered shares in the Company, each share having a par value of CHF 2.60 (the "Common Shares"), either separately or represented by warrants as well as units to be issued from time to time pursuant to Rule 415 under the Securities Act.

        We have not investigated the laws of any jurisdiction other than Switzerland, and do not express an opinion on the laws of any jurisdiction other than Switzerland. We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including a certified extract, dated June 25, 2009, of the Commercial Register of the Canton of Schaffhausen, Switzerland (the "Commercial Register") in relation to the continuation of the Company, the Company's certified articles of association dated June 25, 2009 (the "Articles"), and the documents and confirmations filed with the Commercial Register in connection with the Swiss Continuation.

        In so doing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all the documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We assume no obligation to advise you of any changes to this opinion that may come to our attention after the date hereof. Further, we assume that if any new Common Shares will be issued as described in the Post-Effective Amendment, they will be issued (i) by way of an ordinary share capital increase in accordance with articles 650 et. seq. of the Swiss Code of Obligations ("CO") and the Articles, (ii) out of authorized share capital in accordance with articles 651 et seq. CO and the Articles, in particular Article 5, or (iii) out of conditional share capital in accordance with articles 653 et. seq. CO and the Articles, in particular Article 6. This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. As to all jurisdictions other than Switzerland, we have assumed that the Company is not subject to any governmental decree, order or injunction that prohibits the consummation of the Swiss Continuation.

        Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that each Common Share of the Company, including such shares as are issued upon exercise of a warrant or upon conversion of units, will be, when issued and delivered on the terms and conditions referred to herein, validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ Bär & Karrer AG

Bär & Karrer AG

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  Exhibit 5.2